Exhibit 21.1

In Effect as of December 31, 2009

Subsidiaries of:

Jurisdiction
COGENT COMMUNICATIONS GROUP, INC.	(Delaware)

COGENT COMMUNICATIONS, INC.	(Delaware)
COGENT COMMUNICATIONS OF CALIFORNIA, INC.	(Delaware)
NETWORK EQUIPMENT SOLUTIONS, LLC	(Delaware)
UFO GROUP, INC.	(Delaware)
ALLIED RISER COMMUNICATIONS CORPORATION	(Delaware)
ALLIED RISER OPERATIONS CORPORATION	(Delaware)
COGENT IH, LLC	(Delaware)
COGENT WG, LLC	(Delaware)
COGENT COMMUNICATIONS OF D.C., INC.	(Delaware)
COGENT COMMUNICATIONS OF FLORIDA, INC.	(Delaware)
COGENT COMMUNICATIONS OF MARYLAND, INC.	(Delaware)
COGENT COMMUNICATIONS OF TEXAS, INC.	(Delaware)
SYMPOSIUM GAMMA, INC.	(Delaware)
COGENT CANADA, INC.	(Nova Scotia)
CCM COMMUNICATIONS S. de R.L. de C.V.	(Mexico)

COGENT EUROPE, S.À.R.L.	(Luxembourg)
COGENT BELGIUM SPRL	(Belgium)
COGENT COMMUNICATIONS BULGARIA EOOD	(Bulgaria)
COGENT INTERNET d.o.o.	(Croatia)
COGENT COMMUNICATIONS CZECH REPUBLIC, s.r.o.	(Czech Republic)
COGENT COMMUNICATIONS DENMARK ApS	(Denmark)
COGENT COMMUNICATIONS ESTONIA, OÜ	(Estonia)
COGENT COMMUNICATIONS FINLAND OY	(Finland)
COGENT COMMUNICATIONS FRANCE, SAS	(France)
C.C.D. COGENT COMMUNICATIONS DEUTSCHLAND GMBH	(Germany)
COGENT COMMUNICATIONS HUNGARY, KFT.	(Hungary)
CCE COGENT INTERNET SERVICES LIMITED	(Ireland)
COGENT COMMUNICATIONS ITALIA S.R.L.	(Italy)
COGENT COMMUNICATIONS NETHERLANDS B.V.	(The Netherlands)
COGENT NORWAY AS	(Norway)
COGENT COMMUNICATIONS POLAND Sp. zo. o.	(Poland)
COGENT COMMUNICATIONS PORTUGAL, LDA.	(Portugal)
COGENT COMMUNICATIONS ROMANIA SRL	(Romania)
COGENT COMMUNICATIONS d.o.o.	(Serbia)
COGENT COMMUNICATIONS SLOVAKIA s.r.o.	(Slovak Republic)
COGENT ADRIA, KOMUNIKACIJE, d.o.o.	(Slovenia)
COGENT COMMUNICATIONS ESPAÑA S.A.	(Spain)
COGENT COMMUNICATIONS SWEDEN AB	(Sweden)
COGENT INTERNET SWITZERLAND LLC	(Switzerland)
TOV COGENT COMMUNICATIONS UKRAINE	(The Ukraine)
COGENT COMMUNICATIONS UK LTD	(United Kingdom)